                                                                    EXHIBIT 10.9


                                   SUBLEASE





                                    between





                         SUNTORY INTERNATIONAL CORP.,


                                                        Sublandlord,





                                      and





                          MICHAEL STRAUSS, INC. D/B/A
                            AMERICAN HOME MORTGAGE


                                                        Subtenant







                       Premises:   Portion of 29th Floor
                                   12 East 49th Street
                                   New York, New York

                               TABLE OF CONTENTS

CAPTIONS                                                                   PAGE
--------                                                                   ----

1.  Subleasing and Use.....................................................   1

2.  Term...................................................................   2

3.  Base Rent..............................................................   2

4.  Additional Rent........................................................   3

5.  Electricity............................................................   5

6.  Assignment and Subletting..............................................   6

7.  Condition of the Premises..............................................   9

8.  Incorporation of Overlease.............................................   9

9.  Subtenant's Covenants and Liability Insurance..........................  10

10. Articles of Overlease..................................................  11

11. Overlandlord's Obligations.............................................  12

12. Sublandlord's Covenants................................................  13

13. Consent of Sublandlord.................................................  13

14. Liability of Sublandlord...............................................  14

15. Notices................................................................  14

16. Entire Agreement, Modifications, Successors............................  15

17. Broker.................................................................  15

18. Listings...............................................................  15

19. Security...............................................................  16

20. Overlease Provision....................................................  17

21. Subordination..........................................................  17

22. Overlandlord's Consent.................................................  17

                                   SUBLEASE
                                   --------

        SUBLEASE, made the 17th day of December, 1997 by and between SUNTORY INTERNATIONAL CORP., a California corporation having an office at 12 East 49th Street, New York, New York 10017 ("Sublandlord"), and MICHAEL STRAUSS, INC., d/b/a AMERICAN HOME MORTGAGE, a New York corporation having an office at 12 East 49th Street, New York, New York 10017 ("Subtenant").

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, by lease dated February 15, 1997 (the "Overlease"), Kato Real Estate Corporation ("Overlandlord") leased to Sublandlord, as tenant, the entire 29th floor (the "Overlease Premises") of the building known as Tower 49 located at 12 East 49th Street in the Borough of Manhattan, City and State of New York (the "Building") and consisting of 15,250 rentable square feet; and

        WHEREAS, a copy of the Overlease has been delivered to Subtenant; and

        WHEREAS, Subtenant desires to lease from Sublandlord a portion of the Overlease Premises consisting of 4,180 rentable square feet as shown unhatched on Exhibit A annexed hereto (the "Sublet Premises");

        NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby covenant and agree as follows:

        1.   Subleasing and Use:  (a) Sublandlord hereby leases to Subtenant,
             ------------------
and Subtenant hereby hires from Sublandlord, the Sublet Premises for the term hereinafter stated, for the rent hereafter reserved and upon and subject to the covenants, agreements, terms and conditions herein set forth.

        (a) Subtenant shall use and occupy the Sublet Premises for general and executive office suites, and for no other purpose.

        2.  Term.  The term of this Sublease shall commence on the date that is
            ----
three business days after the Overlandlord's written consent has been delivered to Subtenant as hereinafter provided (the "Commencement Date") and shall end on the day preceding the tenth (10th) anniversary of the Commencement Date (the "Expiration Date"), or until said term shall sooner cease and terminate as provided herein.

        3.  Base Rent.  The annual base rent hereunder shall be at the rate of
            ---------
(i) $175,560 per annum (or $42.00 per sq. ft) from the Commencement Date to the day preceding the fifth anniversary of the Commencement Date, payable in advance in equal monthly installments of $14,630 on the first day of each calendar month during said period, and (ii) $183,920 per annum (or $44.00 per sq. ft) for the balance of the term of this Sublease, payable in advance in equal monthly installments of $15,326.67 on the first day of each calendar month during said period. The base rent, additional rent and other charges herein reserved and payable shall be paid to Sublandlord at 12 East 49th Street, New York, New York 10017, or at such other place as Sublandlord may designate, in lawful money of the United States of America, as and when the same becomes due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever except as otherwise provided in this Sublease. Notwithstanding the foregoing, Sublandlord hereby grants to

Subtenant a six (6) month base rent concession to be applied to the following installments of base rent becoming due hereunder: first (1st), second (2nd), third (3rd), thirteenth (13th), fourteenth(14th) and fifteenth (15th) (amounting to $87,780 in the aggregate). Base rent for the fourth installment of base rent shall be payable upon the execution hereof.

        4.  Additional Rent.  (a) In addition to the annual base rent reserved
            ---------------
in Section 3 hereof, Subtenant covenants and agrees to pay to Sublandlord as additional rent 27.4% of all sums which Sublandlord is required to pay to Overlandlord pursuant to (i) Article 5 of the Overlease (Taxes and Operating Expenses) except that in Section 1.1 of the Overlease (x) Taxes Base Period shall be the period commencing on July 1, 1997 and ending on June 30, 1998, and
(y) Operating Expenses Base Period shall be the period commencing on January 1, 1998 and ending on December 31, 1998; (ii) Section 5.3 of the Overlease (cleaning) except that the Base Labor Rate shall be the Labor Rate for calendar year 1998; (iii) Section 5.4 of the Overlease (Building electricity); and (iv)
Section 6.9 of the Overlease (Skylobby). The parties hereto agree that Sublandlord shall have all of the rights and remedies with respect to the nonpayment by Subtenant of the additional rent provided for in this Section 4 and all other costs, charges and expenses provided for in this Sublease (collectively, "additional rent") as are provided for in this Sublease or by law in case of the nonpayment of base rent provided for herein.

        (b) Subtenant shall pay Sublandlord the additional rent set forth in paragraph (a) of this Section 4 within fifteen

(15) days after the presentation of a statement therefor by Sublandlord to Subtenant from time to time; provided, however, that if the additional rent is payable by Sublandlord to Overlandlord upon demand, Subtenant shall pay the additional rent to Sublandlord upon demand. Subtenant covenants to pay the additional rent when due, and in lawful money of the United States. Any delay by Sublandlord in billing additional rent shall not constitute a waiver of or in any way impair Subtenant's obligation to pay the same in accordance with the terms of this Sublease.

        (c) Subtenant's obligation to pay the additional rent for the term of this Sublease shall survive the expiration or earlier termination of this Sublease for a period of two years.

        (d)  The statement or statements referred to in clause (b) of this
Section 4 shall be accompanied by copies of all statements received by Sublandlord from Overlandlord on which such statement or statements are based (provided Sublandlord has received such copies from Overlandlord on which such statement or statements are based (provided Sublandlord has received such copies from Overlandlord) (and, during the first year, shall send Subtenant copies of sufficient documentation establishing the respective base amounts) and shall constitute a final determination as between Sublandlord and Subtenant unless Subtenant, within ninety (90) days after they are furnished to Subtenant (but in no event, beyond the time, if any, prior to which Sublandlord could contest same pursuant to the Overlease), shall in writing challenge the accuracy or appropriateness of any such statement, in which case, pending the resolution of such dispute, Subtenant shall pay the additional rent provided for in this
Section 4 to Sublandlord in accordance with the statement(s) furnished by Sublandlord.

        (e) In no event shall Subtenant be obligated to make a payment of additional rent under this Article 4 for a year or for a category of additional rent for which Sublandlord is not obligated to make such a payment to Overlandlord, nor shall Subtenant be obligated to make any such payment in excess of the payment required to be made by Sublandlord for the applicable year or the applicable category of additional rent.

        (f) If Sublandlord has received a refund or credit for overpayments of additional rent under the Overlease attributable to a year or category of expense paid by Subtenant to Sublandlord, Subtenant shall be entitled to receive its proportionate share of such refund or credit.

        5.  Electricity. (a)  Subtenant shall pay as additional rent 27.4% of
            -----------
the amount payable by Sublandlord for electricity pursuant to Section 6.1 of the Overlease, and the provisions of Section 4(b), (c), and (d) above shall be applicable with respect thereto.

        (b) Sublandlord shall not in any way be liable or responsible to Subtenant for any loss or damage or expense which Subtenant may sustain or incur by reason of any change, failure or defect in the supply or character of the electric energy furnished to the Sublet Premises or if the quantity or character of the electrical energy is no longer available or suitable for Subtenant's requirements, except that Subtenant shall be entitled to 27.4% of any abatement received by Sublandlord to the extent the Sublet Premises was affected applicable, however, only to any period during which Subtenant was occupying the Sublet Premises pursuant to the terms of this Sublease. Subtenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation.
        6.  Assignment and Subletting. (a) Subtenant shall not assign this
            -------------------------
Sublease, sub-sublet the Sublet Premises, or any part thereof, suffer or permit the occupancy of the Sublet Premises, or any part thereof, by any party other than Subtenant, or in any other manner encumber this Sublease without the prior written consent of Sublandlord and Overlandlord in each instance. Provided it has obtained Overlandlord's consent, Sublandlord's consent shall not be unreasonably withheld. The consent by Sublandlord to any assignment of this Sublease or to any sub-sublease or occupancy of the Sublet Premises, or any part thereof, shall not be deemed to be a consent to any other assignment, sub-subletting or occupancy, and shall not be deemed (i) to relieve or release Subtenant from the full performance and observance by Subtenant of all of its obligations pursuant to this Sublease, or (ii) to relieve or release Subtenant or any assignee or sub-sublessee of Subtenant from the obligation of obtaining the consent in writing of Sublandlord and Overlandlord to any further assignment, sub-sublease or occupancy.
        (b) If this Sublease shall be assigned without the consent of Sublandlord and Overlandlord, or if the Sublet Premises, or any part thereof, shall be sublet or occupied by any person or persons other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from assignee, sub-subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, sub-subletting, occupancy or collection of rent shall be deemed a waiver of any of the covenants, terms or provisions contained in this Section.

6, nor shall it be deemed an acceptance of the assignee, sub-subtenant or occupant as Subtenant hereunder, or a release of Subtenant from the full performance and observance by Subtenant of all the covenants and obligations contained in this Sublease on the part of Subtenant to be performed or observed.
        (c) A transfer of a majority of the voting stock of Subtenant shall be deemed an assignment of this Sublease and shall require the consent of Sublandlord and Overlandlord. The provisions of Section 19.2 of the Overlease shall apply to this Sublease, except that the successor to Subtenant must have a net worth equal to or greater than the net worth of Subtenant immediately prior to such merger, consolidation or transfer. The provisions of Section 19.12 also shall apply to this Sublease.
        (d) If Sublandlord should consent to a subletting or assignment, Subtenant agrees that Sublandlord shall be entitled to receive an amount equal to fifty percent (50%) of the Net Profit (as hereinafter defined) received by Subtenant in connection with any subletting of the Sublet Premises or any assignment of this Sublease during the term of this Sublease. Such amounts shall be determined and shall be payable to Sublandlord as follows:
                (i) "Net Profit" shall mean the excess, if any, of Income over Expenses (as such terms are hereinafter defined) as of a given date. With respect to each sublease or assignment, "Income" shall mean the sum of all rents, additional rents and other considerations paid by any subtenant or assignee under any such sublease or assignment, as the case may be, as of a given date. "Expenses", with respect to each sublease or assignment, shall mean the sum as of a given date of (1) that portion of the rents, additional rents and other considerations paid by Subtenant under this Sublease that are allocable, on a rentable square foot basis, to the space covered by any such sublease or assignment, and (2) reasonable advertising costs, brokerage commissions, legal fees, the cost of improvements or work allowances made in connection with such transactions paid by Subtenant and reasonable rental concessions granted in connection with any such sublease or assignment.

        (ii) Net Profit, Income and Expenses with respect to each sublease or assignment shall be cumulative and shall be determined on a cash basis as of each Determination Date (hereinafter defined). "Determination Date" shall mean
(A) the first day of each calendar month occurring during the term of any sublease or assignment, and (B) the expiration date of any such sublease or assignment.

        (iii) Within fifteen (15) days after each Determination Date, Subtenant shall pay to Sublandlord with respect to each sublease or assignment an amount equal to fifty percent (50%) of Net Profit, if any, as of such Determination Date. Such Payment shall be accompanied by a reasonably detailed statement showing the calculation of Net Profit and the amount payable to Sublandlord pursuant hereto. It is understood and agreed that Subtenant shall not be required to make any payments hereunder until Subtenant has been reimbursed for all Expenses of Subtenant in connection with any such sublease or assignment. Thereafter, all Net Profit shall be shared equally by

        Sublandlord and Subtenant with respect to each such sublease or assignment.
                (iv) Amounts payable under this Paragraph 6(d) shall be deemed to be additional rent payable under this Sublease.

          7.  Condition of the Premises.  Subtenant represents that it has made
              -------------------------
or caused to be made an examination and inspection of the Sublet Premises and is familiar with the condition thereof. Subtenant agrees that it enters into this Sublease without any representations or warranties by Sublandlord, Overlandlord, their agents, representatives, employees or servants or any other person as to the condition of the Sublet Premises, and Subtenant agrees to accept the Sublet Premises "As Is" and in the condition existing at the date of this Sublease, except that Sublandlord, at its expense, shall provide one (1) ladies restroom at the location shown in the attached plan and in accordance with the specifications annexed to this Sublease. Sublandlord shall construct the ladies restroom in accordance with the laws and shall complete such work no later than June 30, 1998. Subtenant may have access to Sublandlord's ladies restroom until the construction of the ladies restroom has been completed.

        8.  Incorporation of Overlease.  To the extent applicable to the Sublet
            --------------------------
Premises this Sublease is subject to all of the terms, covenants, conditions and agreements contained in the Overlease and the matters to which the Overlease is subject and subordinate, subject to the provisions of Section 10 hereof. Except as otherwise provided in this Sublease, all of the terms, covenants, conditions and agreements of the Overlease including, among other things, definitions and constructions therein contained, except such as by their nature or purpose are inapplicable or inappropriate to the subleasing of the Sublet Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease or are inconsistent with any of the provisions of this Sublease, are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein, it being understood that references in the Overlease to (i) the "Premises" shall be deemed to refer to the "Sublet Premises" hereunder, (ii) "Landlord" and "Tenant" shall be deemed to refer to "Sublandlord" and "Subtenant" hereunder, respectively, (iii) the "term of this Lease" or words of similar import shall be deemed to refer to the "term of this Sublease", and (iv) "this Lease" shall be deemed to refer to "this Sublease". Sublandlord represents that a true and complete copy of the Overlease is annexed to this Lease as Exhibit B.
                                                           ---------

        9.  Subtenant's Covenants and Liability Insurance.
            ---------------------------------------------
(a) Subtenant covenants and agrees (i) not to do or suffer or permit any act or thing to be done or suffered which would or might cause the Overlease of the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or cause Sublandlord to become liable for any damages, claims or penalties; and (ii) to indemnify and hold harmless Sublandlord and Overlandlord from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind or nature (including, without being limited thereto, reasonable attorneys fees and expenses by reason thereof) arising from the use, occupancy or management of the Sublet Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Subtenant, its assignees or sub-subtenants, or their respective employees, agents, contractors, visitors or licensees, in or about the Sublet Premises or any other part of the Building or from a failure of Subtenant to observe the provisions of this Sublease.
        (b) Subtenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Sublandlord or Overlandlord in connection with the foregoing.
        (c) Subtenant shall provide on or before it enters the Sublet Premises for any reason and shall keep in force during the term of this Sublease for the benefit of Sublandlord, Overlandlord and Subtenant, the insurance required to be maintained by Sublandlord under Article 7 of the Overlease with respect to the Sublet Premises, except that the limits of Subtenant's liability coverage shall be $3,000,000.
        10.  Articles of Overlease.  For the purposes of this Sublease, the
             ---------------------
provisions of the Articles of the Overlease, as incorporated herein, are subject to the following modifications or deletions:
        (a) In all provisions requiring the approval or consent of Sublandlord, Subtenant first shall be required to obtain the approval or consent of Overlandlord and then to obtain like approval or consent of Sublandlord. Sublandlord shall forward to Overlandlord such requests as Subtenant may submit for approval or consent from Overlandlord. Sublandlord shall not unreasonably withhold its approval or consent so long as Overlandlord's approval or consent shall have been obtained.

        (b) The time limits provided in the Articles of the Overlease for the giving of notice, making demands, performance of any act, conditions or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the same limit relating thereto contained in the Overlease, except that Subtenant's time for performance shall not be reduced below two days.

        (c) The following provisions of the Overlease shall not be incorporated here by reference: Articles 1 and 2, Sections 4.1 through 4.5, Article 5,
Section 8.11 (except to the extent of any payment actually required to be paid to Overlandlord), Section 6.1.1, Articles 19 (except as provided above), 22, 25 and 127 Exhibit A.

        11. Overlandlord's Obligations. Notwithstanding anything contained in this Sublease to the contrary, Subtenant agrees and understands that Sublandlord shall have no obligation or responsibility whatsoever to provide or perform any service, repair, alteration or other similar obligation which is the obligation of Overlandlord to provide or perform pursuant to the provisions and terms of the Overlease incorporated herein including, but not limited to, the obligation of Overlandlord to (i) make restorations or repairs after damage to the Building or the Sublet Premises by fire or other casualty or after condemnation, (ii) provide the services specified in Article 6 of the Overlease, or (iii) make the repairs pursuant to Section 10.1 of the Overlease. Subtenant further agrees and understands that each such obligation shall be provided or performed by Overlandlord and not by Sublandlord; provided, however, that where Subtenant shall notify Sublandlord that Overlandlord is not supplying services to the Sublet Premises as required under the Overlease, Sublandlord will request Overlandlord to perform such services. Sublandlord shall in no event be liable to Subtenant nor shall Subtenant's obligations under this Sublease be impaired or reduced or the performance thereof excused because of any failure or delay on Overlandlord's part in providing any such services or in making any such repairs, or in performing or observing any similar obligation of Overlandlord pursuant to the Overlease. If Overlandlord shall default in any of its obligations to Sublandlord with respect to the Sublet Premises, Sublandlord shall permit Subtenant, at Subtenant's sole cost and expense and without cost to Sublandlord, to enforce Sublandlord's rights against Overlandlord with respect to the Sublet Premises in Sublandlord's name, provided, however, that Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, loss, claims, demands, penalties or damage which Sublandlord may incur or suffer by reason of such action (including, but not limited to, reasonable attorney's fees). Sublandlord agrees to cooperate with Subtenant in such action and shall execute any and all documents reasonably required in furtherance of such action.

        12.  Sublandlord's Covenants.  Sublandlord represents that the Overlease
             -----------------------
is in full force and effect and that neither Sublandlord nor Overlandlord is in default thereunder. Sublandlord agrees that it will not cause any default thereunder.

            13.  Consent of Sublandlord.  Whenever Sublandlord's consent is
                 ----------------------
required pursuant to this Sublease, it is agreed that Sublandlord may withhold or delay its consent if Overlandlord shall have delayed or refused to give any consent which may be required of it relating to the same or related matter.
            14. Liability of Sublandlord. All property (whether real, personal
                ------------------------
or mixed) at any time located in or upon the Sublet Premises shall be at the risk of the Subtenant only, and Sublandlord shall not become liable for any damage to said property or to Subtenant, or to any other person or property, caused by water leakage, steam, sewerage, gas or odors or for any damage done or occasioned by or from any boiler, plumbing, gas, water, steam or other piping, or any fixtures or equipment or appurtenances, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in, the Sublet Premises or any of the fixtures, equipment or appurtenances therein contained, or by the act or neglect of any other person or caused in any other manner.
           15. Notices.  All notices, demands, consents, approvals, requests or
               -------
other communication which Sublandlord or Subtenant may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by registered or certified mail, return receipt requested, with postage prepaid, as follows:

        If to Subtenant, to:    12 East 49th Street
                                New York, New York 10017
                                Attn:  Mr. Michael Strauss

        With a copy to:         Corbin Silverman & Sanseverino LLP
                                805 Third Avenue
                                New York, New York 10022
                                Attn:  Kenneth W. Sold, Esq.

        If to Sublandlord, to:  12 East 49th Street

                                                New York, New York 10017

                          With a copy to:       Noumair & Riad, P.C.
                                                200 Park Avenue, Suite 4514
                                                New York, New York  10166
                                                Attn:  Maged F. Riad, Esq.

A Notice given hereunder by counsel to either party shall be deemed to have been given by such party. Sublandlord or Subtenant may change its address for Notices hereunder by a Notice given pursuant to this Section. A Notice mailed in compliance with the provisions or this Section shall be deemed given on the third (3rd) business day next succeeding the day on which it is mailed.

        16.  Entire Agreement, Modifications, Successors.  This Sublease
             -------------------------------------------
contains the entire agreement between the parties and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. Subject to the provisions hereof, this Sublease shall bind, and inure to the benefit or, the parties and their respective successors, representatives, heirs and assigns.

        17.  Broker.  Subtenant represents that it did not deal with any broker
             ------
in relation to this Sublease other than CB Commercial and Colliers ABR, Inc. (collectively, the "Broker"). Subtenant agrees to indemnify and hold the Sublandlord harmless from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expense (including reasonable attorney's fees) to which Sublandlord may be subject or suffer by reason of any claim made by any person, firm or corporation other than the Broker for any commission, expense or other compensation as a result of the execution and delivery of this Sublease and based on alleged conversations or negotiations by Subtenant with said person, firm or corporation. Sublandlord shall pay Broker their commissions pursuant to one or more separate agreements.

        18.  Listings.  Subtenant shall have the right to the use of its
             --------
proportionate share (27.4%) of the listings on the directory board granted to Sublandlord under Section 24.13 of the Overlease.

        19.  Security.  Subtenant has deposited with Sublandlord the sum of
             --------
$29,260.00 as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease. In the event Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of base rent and additional rent, which default continues after the expiration of any applicable grace period, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any base rent and additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any demages or deficiency in the reletting of the Sublet Premises, whether such damage or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant within thirty (30) days after the date fixed as the end of this Sublease and after delivery of entire possession of the Sublet Premises to

Sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Sublandlord shall hold the security deposit in an interest-bearing account and shall pay the interest to Subtenant annually, so long as Subtenant is not in default under this Sublease.

        20.  Overlease Provision.  Pursuant to Section 19.7.5 of the Overlease,
             -------------------
(i) this Sublease is subject and subordinate to the Overlease and all interests to which the Overlease is subordinate; (ii) on termination of the Overlease or re-entry or repossession of the Overlease Premises by Overlandlord, Overlandlord may, at it option, take over all of the right, title and interest of Sublandlord under this Sublease, and Subtenant shall, at Overlandlord's option, attorn to Overlandlord but that nevertheless Overlandlord shall not be: (x) liable for any previous act or omission of Sublandlord under this Sublease; (y) subject to any defense or offset previously accrued in favor of Subtenant against Sublandlord; or (z) bound by any previous modification of this Sublease made without Overlandlord's written consent or by any previous prepayment of more than one (1) month's rent.

        21.  Subordination.  Subtenant acknowledges that this Sublease is
             -------------
subject and subordinate to the Overlease and to all the terms, covenants and conditions contained therein. This Sublease is also subject and subordinate to all underlying leases which may now or thereafter affect the real property of which the Overlease Premises forms a part and to all mortgages which might now or hereafter affect such leases or such real property, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

        22.  Overlandlord's Consent. This sublease is subject to and conditional
             ----------------------
upon the written consent of the Overlandlord, and if the Overlandlord shall not have so consented to this Overlease within sixty (60) days after the date of this Sublease, this Sublease shall thereupon become null and void. In such event, Sublandlord shall return to Subtenant all monies paid by Subtenant to Sublandlord on account of this Sublease. Sublandlord shall diligently and in good faith seek Overlandlord's consent to this Sublease.

        IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease the date first mentioned above.

                Sublandlord:    SUNTORY INTERNATIONAL CORP.


                                By: /s/ Taniyama
                                   ------------------------------
                                   Name:  Taniyama
                                   Title: President


                  Subtenant:    MICHAEL STRAUSS, INC. D/B/A
                                AMERICAN HOME MORTGAGE


                                By: /s/ Michael Strauss
                                   ------------------------------
                                   Name:  Michael Strauss
                                   Title: President

                                   Exhibit A
                                   ---------

                           [FLOOR PLAN APPEARS HERE]